Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:	Farhan Ahmad	Erica Rodriguez Pompen
	Investor Relations	Media Relations
	farhanahmad@micron.com	epompen@micron.com
	(408) 834-1927	(408) 834-1873

MICRON TECHNOLOGY, INC. REPORTS RESULTS FOR THE
THIRD QUARTER OF FISCAL 2023

Further reducing wafer starts to approach 30% in both DRAM and NAND

BOISE, Idaho, June 28, 2023 – Micron Technology, Inc. (Nasdaq: MU) today announced results for its third quarter of fiscal 2023, which ended June 1, 2023.

Fiscal Q3 2023 highlights
•Revenue of $3.75 billion versus $3.69 billion for the prior quarter and $8.64 billion for the same period last year
•GAAP net loss of $1.90 billion, or $1.73 per diluted share
•Non-GAAP net loss of $1.57 billion, or $1.43 per diluted share
•Operating cash flow of $24 million versus $343 million for the prior quarter and $3.84 billion for the same period last year

“Micron delivered fiscal third quarter revenue, gross margin, and EPS all above the midpoint of the guidance range,” said Micron Technology President and CEO Sanjay Mehrotra. “We believe that the memory industry has passed its trough in revenue, and we expect margins to improve as industry supply-demand balance is gradually restored. The recent Cyberspace Administration of China (“CAC”) decision is a significant headwind that is impacting our outlook and slowing our recovery. Longer-term, Micron’s technology leadership, product portfolio, and operational excellence continues to strengthen our competitive positioning across diverse growth markets, including AI and memory-centric computing.”

Quarterly Financial Results
(in millions, except per share amounts)	GAAP(1)			Non-GAAP(2)
	FQ3-23	FQ2-23	FQ3-22	FQ3-23	FQ2-23	FQ3-22

Revenue	$3,752	$3,693	$8,642	$3,752	$3,693	$8,642
Gross margin	(668)	(1,206)	4,035	(603)	(1,161)	4,097
percent of revenue	(17.8%)	(32.7%)	46.7%	(16.1%)	(31.4%)	47.4%
Operating expenses	1,093	1,097	1,031	866	916	953
Operating income (loss)	(1,761)	(2,303)	3,004	(1,469)	(2,077)	3,144
percent of revenue	(46.9%)	(62.4%)	34.8%	(39.2%)	(56.2%)	36.4%
Net income (loss)	(1,896)	(2,312)	2,626	(1,565)	(2,081)	2,939
Diluted earnings (loss) per share	(1.73)	(2.12)	2.34	(1.43)	(1.91)	2.59

Investments in capital expenditures, net(2) were $1.38 billion for the third quarter of 2023, which resulted in adjusted free cash flows(2) of negative $1.36 billion. Micron ended the third quarter of 2023 with cash, marketable investments, and restricted cash of $11.40 billion. Micron’s Board of Directors has declared a quarterly dividend of $0.115 per share, payable in cash on July 25, 2023, to shareholders of record as of the close of business on July 10, 2023.

Business Outlook

The table below presents Micron’s guidance for the fourth quarter of 2023:

FQ4-23	GAAP(1) Outlook	Non-GAAP(2) Outlook

Revenue	$3.90 billion ± $200 million	$3.90 billion ± $200 million
Gross margin	(12.5%) ± 2.5%	(10.5%) ± 2.5%
Operating expenses	$946 million ± $15 million	$845 million ± $15 million
Diluted earnings (loss) per share	($1.34) ± $0.07	($1.19) ± $0.07

Further information regarding Micron’s business outlook is included in the prepared remarks and slides, which have been posted at investors.micron.com.

Investor Webcast

Micron will host a conference call on Wednesday, June 28, 2023 at 2:30 p.m. Mountain Time to discuss its third quarter financial results and provide forward-looking guidance for its fourth quarter. A live webcast of the call will be available online at investors.micron.com. A webcast replay will be available for one year after the call. For Investor Relations and other company updates, follow @MicronTech on Twitter at twitter.com/MicronTech.

About Micron Technology, Inc.

We are an industry leader in innovative memory and storage solutions transforming how the world uses information to enrich life for all. With a relentless focus on our customers, technology leadership, and manufacturing and operational excellence, Micron delivers a rich portfolio of high-performance DRAM, NAND, and NOR memory and storage products through our Micron® and Crucial® brands. Every day, the innovations that our people create fuel the data economy, enabling advances in artificial intelligence and 5G applications that unleash opportunities — from the data center to the intelligent edge and across the client and mobile user experience. To learn more about Micron Technology, Inc. (Nasdaq: MU), visit micron.com.

© 2023 Micron Technology, Inc. All rights reserved. Micron, the Micron logo, and all other Micron trademarks are the property of Micron Technology, Inc. All other trademarks are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements regarding our industry, our strategic position, and our financial and operating results. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially. Please refer to the documents we file with the Securities and Exchange Commission, including our most recent Form 10-K and Form 10-Q. These documents contain and identify important factors that could cause our actual results to differ materially from those contained in these forward-looking statements. These certain factors can be found at micron.com/certainfactors. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We are under no duty to update any of the forward-looking statements to conform these statements to actual results.

(1)GAAP represents U.S. Generally Accepted Accounting Principles.
(2)Non-GAAP represents GAAP excluding the impact of certain activities, which management excludes in analyzing our operating results and understanding trends in our earnings, adjusted free cash flow, and business outlook. Further information regarding Micron’s use of non-GAAP measures and reconciliations between GAAP and non-GAAP measures are included within this press release.

MICRON TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	3rd Qtr.	2nd Qtr.	3rd Qtr.	Nine months ended
	June 1, 2023	March 2, 2023	June 2, 2022	June 1, 2023	June 2, 2022

Revenue	$3,752	$3,693	$8,642	$11,530	$24,115
Cost of goods sold	4,420	4,899	4,607	12,511	12,839
Gross margin	(668)	(1,206)	4,035	(981)	11,276

Research and development	758	788	773	2,395	2,277
Selling, general, and administrative	219	231	264	701	786
Restructure and asset impairments	68	86	—	167	43
Other operating (income) expense, net	48	(8)	(6)	29	(11)
Operating income (loss)	(1,761)	(2,303)	3,004	(4,273)	8,181

Interest income	127	119	20	334	42
Interest expense	(119)	(89)	(44)	(259)	(144)
Other non-operating income (expense), net	—	2	8	(2)	(61)
	(1,753)	(2,271)	2,988	(4,200)	8,018

Income tax (provision) benefit	(139)	(54)	(358)	(201)	(832)
Equity in net income (loss) of equity method investees	(4)	13	(4)	(2)	9
Net income (loss)	$(1,896)	$(2,312)	$2,626	$(4,403)	$7,195

Earnings (loss) per share
Basic	$(1.73)	$(2.12)	$2.36	$(4.03)	$6.44
Diluted	(1.73)	(2.12)	2.34	(4.03)	6.38

Number of shares used in per share calculations
Basic	1,094	1,091	1,112	1,092	1,117
Diluted	1,094	1,091	1,121	1,092	1,127

MICRON TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

As of	June 1, 2023	March 2, 2023	September 1, 2022

Assets
Cash and equivalents	$9,298	$9,798	$8,262
Short-term investments	1,054	1,020	1,069
Receivables	2,429	2,278	5,130
Inventories	8,238	8,129	6,663
Other current assets	715	673	657
Total current assets	21,734	21,898	21,781
Long-term marketable investments	973	1,212	1,647
Property, plant, and equipment	38,727	39,085	38,549
Operating lease right-of-use assets	655	673	678
Intangible assets	410	410	421
Deferred tax assets	708	697	702
Goodwill	1,252	1,228	1,228
Other noncurrent assets	1,221	1,317	1,277
Total assets	$65,680	$66,520	$66,283

Liabilities and equity
Accounts payable and accrued expenses	$4,177	$4,310	$6,090
Current debt	259	237	103
Other current liabilities	668	708	1,346
Total current liabilities	5,104	5,255	7,539
Long-term debt	12,986	12,037	6,803
Noncurrent operating lease liabilities	603	610	610
Noncurrent unearned government incentives	632	529	589
Other noncurrent liabilities	950	832	835
Total liabilities	20,275	19,263	16,376

Commitments and contingencies

Shareholders’ equity
Common stock	124	123	123
Additional capital	10,782	10,633	10,197
Retained earnings	42,391	44,426	47,274
Treasury stock	(7,552)	(7,552)	(7,127)
Accumulated other comprehensive income (loss)	(340)	(373)	(560)
Total equity	45,405	47,257	49,907
Total liabilities and equity	$65,680	$66,520	$66,283

MICRON TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

Nine months ended	June 1, 2023	June 2, 2022

Cash flows from operating activities
Net income (loss)	$(4,403)	$7,195
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation expense and amortization of intangible assets	5,819	5,234
Provision to write down inventories to net realizable value	1,831	—
Stock-based compensation	448	378
(Gain) loss on debt repurchases	—	83
Change in operating assets and liabilities:
Receivables	2,728	(906)
Inventories	(3,406)	(1,146)
Accounts payable and accrued expenses	(1,764)	382
Other	57	184
Net cash provided by operating activities	1,310	11,404

Cash flows from investing activities
Expenditures for property, plant, and equipment	(6,215)	(8,454)
Purchases of available-for-sale securities	(496)	(1,359)
Proceeds from maturities of available-for-sale securities	1,170	964
Proceeds from government incentives	248	104
Proceeds from sales of available-for-sale securities	22	258
Proceeds from sale of Lehi, Utah fab	—	888
Other	(90)	(162)
Net cash provided by (used for) investing activities	(5,361)	(7,761)

Cash flows from financing activities
Proceeds from issuance of debt	6,716	2,000
Repayments of debt	(706)	(2,008)
Repurchases of common stock - repurchase program	(425)	(1,648)
Payments of dividends to shareholders	(378)	(335)
Payments on equipment purchase contracts	(112)	(132)
Other	—	(17)
Net cash provided by (used for) financing activities	5,095	(2,140)

Effect of changes in currency exchange rates on cash, cash equivalents, and restricted cash	(13)	(71)

Net increase (decrease) in cash, cash equivalents, and restricted cash	1,031	1,432
Cash, cash equivalents, and restricted cash at beginning of period	8,339	7,829
Cash, cash equivalents, and restricted cash at end of period	$9,370	$9,261

MICRON TECHNOLOGY, INC.
NOTES
(Unaudited)

Inventories

In the third and second quarters of 2023, we recorded charges to cost of goods sold to write down the carrying value of work in process and finished goods inventories to their estimated net realizable values (“NRV”). The impact of inventory NRV write-downs for each period reflects (1) inventory write-downs in that period, offset by (2) lower costs in that period on the sale of inventory written down in prior periods. The impacts of inventory NRV write-downs are summarized below:

	3rd Qtr.	2nd Qtr.	3rd Qtr.	Nine months ended
	June 1, 2023	March 2, 2023	June 2, 2022	June 1, 2023	June 2, 2022

Provision to write down inventory to net realizable value	$(401)	$(1,430)	$—	$(1,831)	$—
Lower costs from sale of inventory written down in prior periods	281	—	—	281	—
	$(120)	$(1,430)	$—	$(1,550)	$—

Debt Activity

On April 11, 2023, we issued $600 million principal amount of 5.375% senior unsecured notes due April 15, 2028 and received proceeds of $596 million. Additionally, we issued $900 million principal amount of 5.875% senior unsecured notes due September 15, 2033 and received proceeds of $890 million. On April 13, 2023, we used a portion of the proceeds from the debt issuance to prepay $600 million principal amount of our senior term loan A due October 2024.

MICRON TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts)

	3rd Qtr.	2nd Qtr.	3rd Qtr.
	June 1, 2023	March 2, 2023	June 2, 2022

GAAP gross margin	$(668)	$(1,206)	$4,035
Stock-based compensation	60	41	57
Other	5	4	5
Non-GAAP gross margin	$(603)	$(1,161)	$4,097

GAAP operating expenses	$1,093	$1,097	$1,031
Stock-based compensation	(91)	(95)	(78)
Restructure and asset impairments	(68)	(86)	—
Litigation contingency accrual	(68)	—	—
Non-GAAP operating expenses	$866	$916	$953

GAAP operating income (loss)	$(1,761)	$(2,303)	$3,004
Stock-based compensation	151	136	135
Restructure and asset impairments	68	86	—
Litigation contingency accrual	68	—	—
Other	5	4	5
Non-GAAP operating income (loss)	$(1,469)	$(2,077)	$3,144

GAAP net income (loss)	$(1,896)	$(2,312)	$2,626
Stock-based compensation	151	136	135
Restructure and asset impairments	68	86	—
Litigation contingency accrual	68	—	—
Amortization of debt discount and other costs	2	4	8
Other	5	4	5
Impact of Idaho income tax reform	—	—	189
Estimated tax effects of above and other tax adjustments	37	1	(24)
Non-GAAP net income (loss)	$(1,565)	$(2,081)	$2,939

GAAP weighted-average common shares outstanding - Diluted	1,094	1,091	1,121
Adjustment for stock-based compensation	—	—	15
Non-GAAP weighted-average common shares outstanding - Diluted	1,094	1,091	1,136

GAAP diluted earnings (loss) per share	$(1.73)	$(2.12)	$2.34
Effects of the above adjustments	0.30	0.21	0.25
Non-GAAP diluted earnings (loss) per share	$(1.43)	$(1.91)	$2.59

RECONCILIATION OF GAAP TO NON-GAAP MEASURES, Continued

	3rd Qtr.	2nd Qtr.	3rd Qtr.
	June 1, 2023	March 2, 2023	June 2, 2022

GAAP net cash provided by operating activities	$24	$343	$3,838

Expenditures for property, plant, and equipment	(1,561)	(2,205)	(2,578)
Proceeds from sales of property, plant, and equipment	34	17	39
Payments on equipment purchase contracts	(36)	(29)	(27)
Amounts funded by partners	184	62	38
Investments in capital expenditures, net	(1,379)	(2,155)	(2,528)
Adjusted free cash flow	$(1,355)	$(1,812)	$1,310

The tables above reconcile GAAP to non-GAAP measures of gross margin, operating expenses, operating income (loss), net income (loss), diluted shares, diluted earnings (loss) per share, and adjusted free cash flow. The non-GAAP adjustments above may or may not be infrequent or nonrecurring in nature, but are a result of periodic or non-core operating activities. We believe this non-GAAP information is helpful in understanding trends and in analyzing our operating results and earnings. We are providing this information to investors to assist in performing analysis of our operating results. When evaluating performance and making decisions on how to allocate our resources, management uses this non-GAAP information and believes investors should have access to similar data when making their investment decisions. We believe these non-GAAP financial measures increase transparency by providing investors with useful supplemental information about the financial performance of our business, enabling enhanced comparison of our operating results between periods and with peer companies. The presentation of these adjusted amounts varies from amounts presented in accordance with U.S. GAAP and therefore may not be comparable to amounts reported by other companies. Our management routinely excludes the following items in analyzing our operating results and understanding trends in our earnings:

•Stock-based compensation;
•Flow-through of business acquisition-related inventory adjustments;
•Acquisition-related costs;
•Employee severance;
•Gains and losses from settlements;
•Restructure and asset impairments;
•Amortization of debt discount and other costs;
•Gains and losses from debt repurchases and conversions;
•Gains and losses from business acquisition activities; and
•The estimated tax effects of above, non-cash changes in net deferred income taxes, assessments of tax exposures, certain tax matters related to prior fiscal periods, and significant changes in tax law.

Non-GAAP diluted shares are adjusted for the impact of additional shares resulting from the exclusion of stock-based compensation from non-GAAP income (loss).

MICRON TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK

FQ4-23	GAAP Outlook	Adjustments		Non-GAAP Outlook

Revenue	$3.90 billion ± $200 million	—		$3.90 billion ± $200 million
Gross margin	(12.5%) ± 2.5%	2.0%	A	(10.5%) ± 2.5%
Operating expenses	$946 million ± $15 million	$101 million	B	$845 million ± $15 million
Diluted earnings (loss) per share(1)	($1.34) ± $0.07	$0.15	A, B, C	($1.19) ± $0.07

Non-GAAP Adjustments (in millions)

A	Stock-based compensation – cost of goods sold	$57
A	Other – cost of goods sold	4
B	Stock-based compensation – research and development	59
B	Stock-based compensation – selling, general, and administrative	42
C	Tax effects of the above items and other tax adjustments	5
		$167

(1)GAAP and non-GAAP earnings (loss) per share based on approximately 1.10 billion diluted shares.

The tables above reconcile our GAAP to non-GAAP guidance based on the current outlook. The guidance does not incorporate the impact of any potential business combinations, divestitures, additional restructuring activities, balance sheet valuation adjustments, strategic investments, financing transactions, and other significant transactions. The timing and impact of such items are dependent on future events that may be uncertain or outside of our control.